Exhibit 4.1

EXECUTION COPY

AMENDMENT No. 2 dated as of June , 2007 (this “Amendment”), to the Loan and Security Agreement dated as of November 30, 2005, as amended by Amendment No. 1 dated as of July 18, 2006 (as so amended, the “Credit Agreement”), among FLAG INTERMEDIATE HOLDINGS CORPORATION, a Delaware corporation (“Holdings”), METALS USA, INC., a Delaware corporation (“Parent”), certain subsidiaries of Parent party thereto (together with Parent, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), CREDIT SUISSE as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and BANK OF AMERICA, N.A. as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

A. Pursuant to the Credit Agreement, the Lenders and the Letter of Credit Issuers have extended, and have agreed to extend, credit to the Borrowers.

B. Parent has requested that the Tranche A Commitments be increased from $425,000,000 to $500,000,000 and, in connection therewith, has requested that the Persons set forth on Schedule I hereto (the “Increasing Tranche A Lenders”) provide an aggregate of $75,000,000 of additional Tranche A Commitments.

C. The Increasing Tranche A Lenders are willing to provide such additional Tranche A Commitments on the Amendment No. 2 Effective Date, on the terms and subject to the conditions set forth herein and in the Credit Agreement.

D. Parent has also requested that the Credit Agreement be amended to provide for an uncommitted incremental revolving facility pursuant to which the Borrowers will be entitled to establish additional Tranche A Commitments in an aggregate principal amount of up to $100,000,000, subject to the terms and conditions set forth in the Credit Agreement, as amended hereby.

E. Additionally, Parent has requested certain amendments to the Credit Agreement as set forth herein, and all of the Lenders (after giving effect to any assignments by Non-Consenting Lenders) have agreed to such request on and subject to the terms and conditions of this Amendment.

F. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to the Credit Agreement. (a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following in the appropriate alphabetical order therein:

““Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2 dated as of [•], 2007, related to this Agreement.

“Incremental Tranche A Amount” means, at any time, the excess, if any, of (a) $100,000,000 over (b) the aggregate amount of all Incremental Tranche A Commitments established prior to such time pursuant to Section 2.5.

“Incremental Tranche A Assumption Agreement” means an Incremental Tranche A Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrowers, the Administrative Agent and one or more Incremental Tranche A Lenders.

“Incremental Tranche A Commitment” means the commitment of any Lender, established pursuant to Section 2.5, to assume a Tranche A Commitment.

“Incremental Tranche A Lender” has the meaning specified in Section 2.5(a).”

(b) The definition of the term “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” means, from and after the Amendment No. 2 Effective Date, the applicable percentages set forth below corresponding to the Fixed Charge Coverage Ratio in effect at the time and subject to adjustment as provided below:

Fixed Charge Coverage Ratio	Tranche A Base Rate Revolving Loans	Tranche A LIBOR Rate Revolving Loans	Tranche A-1 Base Rate Revolving Loans	Tranche A-1 LIBOR Rate Revolving Loans
Category 1 Less than 1.10 to 1.00	-0.25%	1.75%	0.75%	2.75%

Category 2 Greater than or equal to 1.10 to 1.00, but less than 1.30 to 1.00	-0.25%	1.50%	0.75%	2.75%

Category 3 Greater than or equal to 1.30 to 1.00, but less than 1.50 to 1.00	-0.50%	1.25%	0.75%	2.75%

Category 4 Greater than or equal to 1.50 to 1.00	-0.50%	1.00%	0.75%	2.75%

For the purpose of determining any such adjustments to the Applicable Margin, the Fixed Charge Coverage Ratio shall be determined as of the last day of each Fiscal Period of Parent based upon Parent’s Financial Statements for the three immediately preceding Fiscal Periods (provided, however, if a Fiscal Period in which the Applicable Margin is being determined ends on a Fiscal Quarter end or a Fiscal Year end, the Borrowers will have the option, pursuant to Section 7.2(b), of providing an Applicable Margin Calculation in lieu of Financial Statements for Fiscal Periods ending after such Fiscal Quarter or Fiscal Year, whichever is applicable, within thirty (30) days after the end of such Fiscal Period for purposes of this calculation), delivered to the Administrative Agent as described by Section 7.2(b), and such adjustment, if any, shall become effective (A) with respect to the Base Rate Revolving Loans and all other Obligations on and after the first day of the Fiscal Period following the Fiscal Period in which such Financial Statements are (or, such optional Applicable Margin Calculation is) delivered to the Administrative Agent and (B) with respect to LIBOR Rate Revolving Loans as of the date on or after the first day of the Fiscal Period following the Fiscal Period in which such Financial Statements are (or, such optional Applicable Margin Calculation is) delivered to the Administrative Agent when any LIBOR Rate Revolving Loan is outstanding; provided, however, in the event that, with respect to any Fiscal Quarter or Fiscal Year, the Financial Statements of the Borrowers required by Section 7.2(a) or Section 7.2(b) shall indicate that the Fixed Charge Coverage Ratio is (i) less than that reflected in the Financial Statements or Applicable Margin Calculations provided at the end of any Fiscal Period pursuant to Section 7.2(b), the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was determined based upon the delivery of such Financial Statements or Applicable Margin Calculations delivered pursuant to Section 7.2(b)) to reflect an Applicable Margin based upon the Fixed Charge Coverage Ratio determined by such Financial Statements delivered with respect to such Fiscal Quarter or Fiscal Year pursuant to Section 7.2(a) or Section 7.2(b) and each of the Borrowers shall make payments to the Administrative Agent on behalf of the Lenders to the extent of such difference in the Applicable Margin if an interest payment has been made at the lower Applicable Margin, or (ii) more than that reflected in the Financial Statements or Applicable Margin Calculations provided at the end of any Fiscal Period pursuant to Section 7.2(b), the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was determined based upon the delivery of such Financial Statements or Applicable Margin Calculations delivered pursuant to Section 7.2(b)) to reflect an Applicable Margin based upon the Fixed Charge Coverage Ratio determined by such Financial Statements delivered with respect to such Fiscal Quarter or Fiscal Year pursuant to Section 7.2(a) or Section 7.2(b).”

(c) Clause (u) of the definition of the term “Eligible Accounts” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(u) which is an Account owed to a Newly Obligated Party acquired in a Permitted Acquisition under this Agreement, unless either (i) the Collateral Agent has been given the opportunity for a reasonable period (which shall not be required to be longer than thirty (30) days (or, in the case of acquisitions of less than $50,000,000, twenty (20) days) and which may be completed prior to the consummation of such Permitted Acquisition) to complete such due diligence as it deems, in the exercise of Reasonable Credit Judgment, to be necessary in the circumstances, or (ii) at the time of such Permitted Acquisition, the sum of the Eligible Accounts and Eligible Inventory of the Newly Obligated Parties then being acquired is less than $25,000,000.”

(d) Clause (k) of the definition of the term “Eligible Inventory” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(k) Inventory that is owned by a Newly Obligated Party acquired in a Permitted Acquisition under this Agreement, unless either (i) the Collateral Agent has been given the opportunity for a reasonable period (which shall not be required to be longer than thirty (30) days (or, in the case of acquisitions of less than $50,000,000, twenty (20) days) and which may be completed prior to the consummation of such Permitted Acquisition) to complete such due diligence as it deems, in the exercise of Reasonable Credit Judgment, to be necessary in the circumstances, or (ii) at the time of such Permitted Acquisition, the sum of the Eligible Accounts and Eligible Inventory of the Newly Obligated Parties then being acquired is less than $25,000,000.”

(e) The definition of the term “Fixed Charge Coverage Ratio” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the words “four consecutive Fiscal Quarters for which financial statements are available” the words “(or, for purposes of determining the Applicable Margin at any time, the most recently completed three Fiscal Periods)”.

(f) The definition of the term “Lenders” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:

“Unless the context shall otherwise require, the term “Lenders” shall include the “Incremental Tranche A Lenders”.”

(g) The definition of the term “Loan Documents” set forth in Section 1.1 of the Credit Agreement is hereby amended by inserting the words “each Incremental Tranche A Assumption Agreement” immediately after the words “the Security Documents,” set forth therein.

(h) Clause (c)(iii) of the definition of the term “Permitted Acquisition” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Parent shall certify (and provide the Administrative Agent with a pro forma calculation in form and substance reasonably satisfactory to the Administrative Agent) to the Administrative Agent and the Lenders that, after giving effect to completion of such acquisition, the Availability is not less than $60,000,000 on a pro forma basis after giving effect to such acquisition; and”

(i) Section 2.1 of the Credit Agreement is hereby amended by deleting “$450,000,000” therein and substituting “$525,000,000” therefor.

(j) Article 2 of the Credit Agreement is hereby amended by inserting a new Section 2.5 therein that reads in its entirety as follows:

“SECTION 2.5. Incremental Tranche A Loans.

(a) Parent may, by written notice to the Administrative Agent from time to time, request Incremental Tranche A Commitments in an amount not to exceed the Incremental Tranche A Amount from one or more Persons (each, an “Incremental Tranche A Lender”), which may include any existing Lender; provided that each Incremental Tranche A Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, the Letter of Credit Issuers and the Swingline Lender (which approvals shall not be unreasonably withheld or delayed). Such notice shall set forth (i) the amount of the Incremental Tranche A Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such lesser amount equal to the remaining Incremental Tranche A Amount) and (ii) the date on which such Incremental Tranche A Commitments are requested to become effective.

(b) The Borrowers and each Incremental Tranche A Lender shall execute and deliver to the Administrative Agent an Incremental Tranche A Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Tranche A Commitment of each Incremental Tranche A Lender. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Tranche A Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Tranche A Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence of the Incremental Tranche A Commitments evidenced thereby.

(c) Notwithstanding the foregoing, no Incremental Tranche A Commitment shall become effective under this Section 2.5 unless (i) on the date of such effectiveness, the conditions set forth in Section 10.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and signed by a Responsible Officer of each Borrower, (ii) all fees and expenses owing to the Administrative Agent or any Lender in respect of such Incremental Tranche A Commitment shall have been paid and (iii) except as otherwise specified in the applicable Incremental Tranche A Assumption Agreement, the Administrative Agent shall have received (with sufficient copies for each of the Incremental Tranche A Lenders) legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Closing Date under Section 10.1.

(d) Upon the effectiveness of an Incremental Tranche A Assumption Agreement, the Tranche A Commitments shall be increased by the aggregate amount of the Incremental Tranche A Commitments evidenced thereby, which shall, thereafter, constitute Tranche A Commitments for all purposes of this Agreement and the other Loan Documents. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with Parent, take any and all action as may be reasonably necessary to ensure that the Tranche A Loans outstanding on the effective date of any Incremental Tranche A Assumption Agreement are held by the Tranche A Lenders in accordance with their respective Pro Rata Shares after giving effect to the effectiveness of such Incremental Tranche A Assumption Agreement. This may be accomplished by requiring each outstanding LIBOR Rate Tranche A Revolving Loan to be converted into or prepaid with the proceeds of Base Rate Tranche A Revolving Loans, subject to Section 5.4 but otherwise without premium or penalty.”

(k) Section 6.7 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Without limiting the foregoing, Parent may, at or prior to the closing of a Permitted Acquisition (but subject to any review of the Newly Obligated Entity’s Eligible Accounts and Eligible Inventory as required by the definitions of such terms), deliver a revised Borrowing Base Certificate showing the Borrowing Base on a pro forma basis after giving effect to such acquisition, which would be effective for purposes of Borrowing as of the time of the closing of such Permitted Acquisition and, for the avoidance of doubt, demonstrating compliance with clause (c)(iii) of the definition of the term “Permitted Acquisition.”

SECTION 2. Additional Tranche A Commitments. (a) Each Increasing Tranche A Lender, effective upon the Amendment No. 2 Effective Date, hereby agrees that (i) in respect of each Increasing Tranche A Lender that is a Tranche A Lender immediately prior to the Amendment No. 2 Effective Date, such Increasing Tranche A Lender’s Tranche A Commitment in effect immediately prior to the Amendment No. 2 Effective Date shall be increased by the amount set forth next to such Increasing Tranche A Lender’s name on Schedule I hereto, and (ii) in respect of each Increasing Tranche A Lender that is not a Tranche A Lender immediately prior to the Amendment No. 2 Effective Date, such Increasing Tranche A Lender’s Tranche A Commitment shall be the amount set forth next to such Increasing Tranche A Lender’s name on Schedule I hereto. All such additional Tranche A Commitments shall constitute “Tranche A Commitments” and all Increasing Tranche A Lenders shall constitute “Lenders”, in each case for all purposes of the Credit Agreement and the other Loan Documents. Each Lender (after giving effect to any assignments by Non-Consenting Lenders), each Letter of Credit Issuer and the Swingline Lender hereby consents to the increase in the Tranche A Commitments resulting from the additional Tranche A Commitments being provided by the Increasing Tranche A Lenders hereunder.

(b) In order to effectuate the increase in Tranche A Commitments contemplated hereby, each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any such increase in Tranche A Commitments, the outstanding Tranche A Revolving

Loans (if any) are held by the Tranche A Lenders in accordance with their new applicable Tranche A Pro Rata Shares. This may be accomplished at the discretion of the Administrative Agent, following consultation with Parent, by requiring the outstanding Tranche A Revolving Loans to be prepaid with the proceeds of a new Borrowing to be made on the Amendment No. 2 Effective Date, subject to Section 5.4 of the Credit Agreement, but otherwise without premium or penalty.

SECTION 3. Conditions Precedent to Additional Tranche A Commitments. The obligations of the Increasing Tranche A Lenders to provide additional Tranche A Commitments on the Amendment No. 2 Effective Date shall be subject to the satisfaction or waiver of the following conditions precedent:

(a) On the Amendment No. 2 Effective Date, each of the conditions set forth in Section 10.2 of the Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated as of the Amendment No. 2 Effective Date and signed by a Responsible Officer of each Borrower.

(b) The Administrative Agent shall have received (with sufficient copies for each Increasing Tranche A Lender) such legal opinions, board resolutions and other closing certificates and documentation as shall be reasonably required by the Increasing Tranche A Lenders, in each case consistent with those delivered on the Closing Date under Section 10.1 of the Credit Agreement.

(c) All fees and other amounts due and payable to the Administrative Agent or any Increasing Tranche A Lender on or prior to the Amendment No. 2 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document shall have been paid.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and each Borrower represents and warrants to each of the Lenders, the Administrative Agent, the Letter of Credit Issuers and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article 8 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the “Amendment No. 2 Effective Date”) on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, each Borrower, each Letter of Credit Issuer, the Swingline Lender and each other Lender (after giving effect to assignments by Non-Consenting Lenders, if any).

SECTION 6. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Letter of Credit Issuers, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

METALS USA, INC.,

by:	/s/ Dan Henneke
Name: Dan Henneke
Title: Vice President

FLAG INTERMEDIATE HOLDINGS CORPORATION,

by:	/s/ Dan Henneke
Name: Dan Henneke
Title: Vice President

EACH SUBSIDIARY OF METALS USA, INC. LISTED ON ANNEX I HERETO,

by:	/s/ Dan Henneke
Name: Dan Henneke
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, Swingline Lender and Letter of Credit Issuer,

by:	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

by:	/s/ Denise Alvarez
Name: Denise Alvarez
Title: Associate

BANK OF AMERICA, N.A., individually and as Collateral Agent and Letter of Credit Issuer,

by:	/s/ Robert Scalzitti
Name: Robert Scalzitti
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: THE CIT GROUP/BUSINESS CREDIT, INC.

by:	/s/ Eustachio Bruno
Name: Eustachio Bruno
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: CITIZENS BUSINESS CREDIT, a division of CITIZENS LEASING CORPORATION

by:	/s/ Timothy J. Lohan
Name: Timothy J. Lohan
Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: GENERAL ELECTRIC CAPITAL CORPORATION

by:	/s/ Bond Harberts
Name: Bond Harberts
Title: Duly Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: GMAC COMMERCIAL FINANCE LLC

by:	/s/ Daniel J. Manella
Name: Daniel J. Manella
Title: Director

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: HSBC BUSINESS CREDIT (USA) INC.

by:	/s/ Jimmy Schwartz
Name: Jimmy Schwartz
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: JP MORGAN CHASE BANK, N.A.

by:	/s/ Timothy J. Whitefoot
Name: Timothy J. Whitefoot
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: LASALLE BUSINESS CREDIT, LLC

by:	/s/ Monirah J. Masud
Name: Monirah J. Masud
Title: First Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: MERRILL LYNCH CAPITAL, a division of MERRILL LYNCH BUSINESS FINANCIAL SERVICES, INC.

by:	/s/ Andrew Sepe
Name: Andrew Sepe
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: NATIONAL CITY BUSINESS CREDIT, INC.

by:	/s/ Jeffrey W. Swartz
Name: Jeffrey W. Swartz
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: PNC BANK, NATIONAL ASSOCIATION

by:	/s/ Pete Martinez
Name: Pete Martinez
Title: Senior Vice President

by:	/s/ Jeanette Vandenbergh
Name: Jeanette Vandenbergh
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: RZB FINANCE, LLC

by:	/s/ Christoph Hoedl
Name: Christoph Hoedl
Title: Group Vice President

by:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: UBS LOAN FINANCE LLC

by:	/s/ David B. Julie
Name: David B. Julie
Title: Associate Director

by:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: UPS CAPITAL CORPORATION

by:	/s/ John P. Holloway
Name: John P. Holloway
Title: Director, Portfolio Management

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: WACHOVIA BANK, NATIONAL ASSOCIATION

by:	/s/ Paul Truax
Name: Paul Truax
Title: Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: WEBSTER BUSINESS CREDIT CORPORATION

by:	/s/ Stephanie Wilson-Flaherty
Name: Stephanie Wilson-Flaherty
Title: Senior Vice President

SIGNATURE PAGE TO AMENDMENT NO. 2 DATED AS OF JUNE 8, 2007, TO THE METALS USA, INC. CREDIT AGREEMENT.

Name of Lender: WELLS FARGO FOOTHILL, LLC

by:	/s/ Mark Bradford
Name: Mark Bradford
Title: Vice President

ANNEX I

Subsidiaries

Allmet GP, Inc.

Allmet LP, Inc.

Interstate Steel Supply Co. of Maryland, Inc.

Intsel GP, Inc.

Intsel LP, Inc.

i-Solutions Direct, Inc.

Jeffreys Real Estate Corporation

Jeffreys Steel Holdings, L.L.C.

Levinson Steel GP, Inc.

Levinson Steel LP, Inc.

Metals Receivables Corporation

Metals USA Building Products, L.P.

Metals USA Carbon Flat Rolled, Inc.

Metals USA Finance Corp.

Metals USA Flat Rolled Central, Inc.

Metals USA International Holdings, Inc.

Metals USA Management Co., L.P.

Metals USA Plates and Shapes Northeast, L.P.

Metals USA Plates and Shapes Southcentral, Inc.

Metals USA Plates and Shapes Southeast, Inc.

Metals USA Plates and Shapes Southwest, Limited Partnership

Metals USA Realty Company

Metals USA Specialty Metals Northcentral, Inc.

MUSA GP, Inc.

MUSA LP, Inc.

MUSA Newark, L.L.C.

Queensboro, L.L.C.

SCHEDULE I

Increasing Tranche A Lenders

Increasing Tranche A Lender	Additional Tranche A Commitment Amount

TOTAL COMMITMENT	$75,000,000